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                                                                 Exhibit 10.54.1


                            FIRST AMENDMENT TO LEASE
                            ------------------------

            AGREEMENT, dated as of May 23, 2000 between 225 FOURTH, LLC, a Delaware limited liability company whose address is c/o Orda Management Corporation, 225 Park Avenue South, New York, New York 10003 ("LANDLORD"), and ACTV, INC., a Delaware corporation, whose address is 1270 Sixth Avenue, New York, New York prior to the commencement of the Term, and thereafter Tenant's address shall be that of the Building ("TENANT").

                                   WITNESSETH:
                                   -----------

            WHEREAS, pursuant to a Lease, dated as of December 1, 1999, between Landlord and Tenant (the "LEASE"), Tenant is leasing from Landlord the entire 19th Floor and the 19th Floor Mezzanine (the "ORIGINAL PREMISES" or the "PREMISES") of the office building known as 225 Park Avenue South, New York, New York ("BUILDING A") and the entire 10th floor (the "FIRST TEMPORARY SPACE") of 233 Park Avenue South, New York, New York ("BUILDING B"; together with Building A, the "BUILDING").

            WHEREAS, Landlord and Tenant desire to amend the Lease to provide that Landlord leases to Tenant and Tenant hires from Landlord the entire 18th floor of Building A, all on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, Landlord and Tenant agree as follows:

            1. DEFINED TERMS. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease.

            2. EXPANSION SPACE. Landlord and Tenant hereby acknowledge that Tenant has exercised Tenant's Expansion Option pursuant to Article 10 of the Lease and that the Expansion Space shall become part of the Premises, on the terms and conditions set forth in Article 10 of the Lease, on the ES Inclusion Date.

            3. LEASE OF NEW SPACE. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of the Lease and this Agreement, the entire 18th floor of Building A substantially as shown hatched on the plan attached hereto as EXHIBIT A (the "NEW SPACE"). The New Space shall be conclusively deemed to contain 25,902 rentable square feet. Effective as of the date hereof, the terms "PREMISES" and "ORIGINAL PREMISES" as used in the Lease shall (except as set forth to the contrary in this SECTION 3) be deemed to include the New Space.

                (b) The lease of the New Space by Tenant shall be on all of the terms and conditions of the Lease (as amended hereby), except that:


            (i) (A) The term of the lease of the New Space shall commence on the New Space Possession Date (as defined below) and shall end, unless sooner terminated as provided in the Lease, on the Expiration Date (as defined in Section 1.02 of the Lease). "NEW SPACE


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POSSESSION DATE" shall mean the day on which Landlord's New Space Work (as defined below) is substantially completed in accordance with SECTION 3(b)(i)(C) below. Landlord shall use reasonable efforts to substantially complete Landlord's New Space Work on or before February 1, 2001. If Landlord's New Space Work is substantially completed prior to February 1, 2001, such date of substantial completion shall be the New Space Possession Date. Landlord shall advise Tenant of the date Landlord's New Space Work is substantially completed and Landlord and Tenant shall promptly confirm the New Space Possession Date and the New Space Rent Commencement Date by a separate instrument to be prepared by Landlord; PROVIDED, that the failure to execute and deliver such instrument shall not affect the determination of such dates in accordance with the Lease. Tenant shall have the right to dispute the determination of the New Space Possession Date by submitting such dispute to binding arbitration before the American Arbitration Association in the City of New York, County of New York; PROVIDED that Tenant has not commenced Tenant's Initial Improvements in the New Space or otherwise taken exclusive possession of the New Space prior to Landlord's proposed New Space Possession Date. Pending the resolution of any dispute as to the New Space Possession Date, Tenant shall pay New Space Rent based upon Landlord's determination.

                  (B) Landlord shall provide Tenant with written notice upon Landlord obtaining vacant possession of the New Space from The City University of New York and the Insurance Trust Fund, the tenants in possession of the space as of the date of this Agreement. Landlord also shall provide Tenant with 5 business days' written notice of the anticipated date of completion of Landlord's New Space Work; PROVIDED, that failure to deliver the New Space to Tenant on the anticipated date of completion of Landlord's New Space Work shall not impair the validity of this Agreement nor shall it delay the New Space Possession Date.

                  (C) Landlord's New Space Work shall be deemed to have been substantially completed on the date upon which Landlord's New Space Work has been completed, except for (x) minor details or adjustments, (y) items which, in accordance with good construction practice, should be performed after completion of Tenant's Initial Improvements with respect to the New Space and (z) any part of Landlord's New Space Work that is not completed due to Tenant Delay; PROVIDED, that in each case Landlord shall nevertheless remain obligated to complete Landlord's New Space Work. If Tenant takes exclusive possession of the New Space for the performance of Tenant's Initial Improvements with respect to the New Space or for any other reason, Landlord's New Space Work shall be deemed to be substantially complete. For purposes of this SECTION 3(b)(i)(C), Tenant shall be deemed to have taken exclusive possession of the New Space, notwithstanding the fact that Landlord may be performing the work described in items (x), (y) and (z) of this SECTION 3(b)(i)(C) in the New Space at such time as Tenant commences performance of Tenant's Initial Improvements with respect to the New Space.

                  (D) If for any reason (including, without limitation, any holdover in the New Space by any prior tenant or occupant thereof) Landlord shall be unable to deliver possession of the New Space to Tenant on any date specified in this Agreement for such delivery, Landlord shall have no liability to Tenant therefor and the validity of this Agreement shall not be impaired, nor shall the term of this Agreement be extended, by reason thereof. This



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SECTION 3(b)(i)(D) shall be an express provision to the contrary for purposes of
Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

                  (E) In no event shall the New Space Possession Date occur prior to July 1, 2000.

                  (F) Notwithstanding anything to the contrary contained herein, if Landlord does not deliver the New Space to Tenant on or prior to February 1, 2002 (the "NEW SPACE FIRST TERMINATION DATE"), then Tenant shall have the right to terminate this Agreement upon thirty (30) days prior written notice (a "NEW SPACE TERMINATION NOTICE") to Landlord given at any time after the occurrence of the New Space First Termination Date, and if the New Space Possession Date shall not have occurred within thirty (30) days after such New Space Termination Notice is given, then this Agreement shall terminate upon the expiration of such thirty (30) day period as if such date were the date originally set forth for the expiration of this Agreement; PROVIDED, HOWEVER, that the Lease shall remain unmodified and in full force and effect. If Tenant has not delivered a New Space Termination Notice and the New Space has not been delivered to Tenant on or prior to May 1, 2002 (the "NEW SPACE SECOND TERMINATION DATE"), either Tenant or Landlord shall have the right to terminate this Agreement by sending a New Space Termination Notice to the other party given at any time after the occurrence of the New Space Second Termination Date, and if the New Space Possession Date shall not have occurred within thirty (30) days after the date such New Space Termination Notice is given, then this Agreement shall terminate upon the expiration of such thirty (30) day period as if such date were the date originally set forth for the expiration of this Agreement; PROVIDED, HOWEVER, that the Lease shall remain unmodified and in full force and effect.

            (ii) Fixed Rent in respect of the New Space ("NEW SPACE RENT") shall be payable from and after the New Space Rent Commencement Date (as hereinafter defined) as follows:

                 (A) for the period commencing on the New Space Rent Commencement Date and ending on the day immediately preceding the 5th anniversary of the New Space Rent Commencement Date, One Million One Hundred Ninety One Thousand Four Hundred Ninety Two and 00/100 ($1,191,492.00) Dollars per annum, payable in equal monthly installments of Ninety Nine Thousand Two Hundred Ninety One and 00/100 ($99,291.00) Dollars (an annual rate of $46.00 per rentable square foot contained in the New Space);

                 (B) for the period commencing on the 5th anniversary of the New Space Rent Commencement Date and ending on the day immediately preceding the 10th anniversary of the New Space Rent Commencement Date, One Million Two Hundred Ninety Five Thousand One Hundred and 00/100 ($1,295,100.00) Dollars per annum, payable in equal monthly installments of One Hundred Seven Thousand Nine Hundred Twenty Five and 00/100 ($107,925.00) Dollars (an annual rate of $50.00 per rentable square foot contained in the New Space); and

                 (C) for the period commencing on the 10th anniversary of the New Space Rent Commencement Date and ending on the Expiration Date, One Million Four



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      Hundred Twenty Four Thousand Six Hundred Ten and 00/100 ($1,424,610.00)
      Dollars per annum, payable in equal monthly installments of One Hundred Eighteen Thousand Seven Hundred Seventeen and 50/100 ($118,717.50) Dollars (an annual rate of $55.00 per rentable square foot in the New Space).

New Space Rent shall be payable by Tenant in equal monthly installments in advance commencing on the New Space Rent Commencement Date and on the first day of each calendar month thereafter; PROVIDED, that Tenant shall pay, upon the New Space Possession Date, the first full monthly installment of New Space Rent and PROVIDED FURTHER, that if the New Space Rent Commencement Date is not the first day of a month, then the New Space Rent for the month in which the New Space Rent Commencement Date occurs shall be prorated and paid on the New Space Rent Commencement Date. "NEW SPACE RENT COMMENCEMENT DATE" means the date occurring in the fourth (4th) month after the New Space Possession Date which is the same numerical date in the month as the New Space Possession Date except that if no same numerical date shall exist in such fourth (4th) month, the New Space Rent Commencement Date shall be the last day of such fourth (4th) month.

                        (iii) From and after the New Space Possession Date, Tenant shall pay Tenant's tax share in respect of the New Space ("NEW SPACE TAX SHARE") in the manner provided in SECTION 2.04 of the Lease. The New Space Tax Share shall mean 5.5027%. The parties hereto agree that the rentable square foot area of the New Space shall be deemed to be 25,902 rentable square feet and, for the purpose of calculating the New Space Tax Share, the rentable square foot area of Building A shall be deemed to be 470,717 rentable square feet. The New Space Tax Share has been determined by dividing the rentable square foot area of the New Space by the rentable square foot area of Building A.

                        (iv) (A) Upon the execution of this Agreement, Tenant has delivered to Landlord, as security for the performance of Tenant's obligations under the Lease and this Agreement, either (i) the sum of $500,000.00, in certified or official bank check (the "INITIAL NEW SPACE SECURITY DEPOSIT"), or (ii) an unconditional, irrevocable letter of credit in the amount of $500,000.00 in a form and issued by a bank reasonably satisfactory to Landlord (the "INITIAL NEW SPACE LETTER OF CREDIT"). Within ten (10) days after notice from Landlord to Tenant that the New Space is vacant and Landlord is in possession of the New Space, Tenant shall deliver to Landlord, as further security for the performance of Tenant's obligations under the Lease and this Agreement, either (i) the sum of $2,200,000.00, in certified or official bank check (the "ADDITIONAL NEW SPACE SECURITY Deposit"; together with the Initial New Space Security Deposit, the "NEW SPACE SECURITY DEPOSIT") or (ii) an unconditional, irrevocable letter of credit in the amount of $2,200,000.00 in a form issued by a bank reasonably satisfactory to Landlord (the "ADDITIONAL NEW SPACE LETTER OF CREDIT"; together with the Initial New Space Letter of Credit, the "NEW SPACE LETTER OF CREDIT"). The New Space Letter of Credit and the New Space Security Deposit shall be subject to the terms and conditions set forth in
Section 2.09(a) of the Lease.

                  (B) In the event that Tenant shall have prior to the expiration of the Election Period elected to forego receipt of Landlord's New Space Contribution pursuant



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      to SECTION 3(b)(viii) below, the amount of the New Space Security Deposit required hereunder shall be reduced by $647,550.00.

                  (C) If, from and after the New Space Possession Date, (A) there is not a monetary default beyond any applicable notice and grace period under the Lease, as amended by this Agreement and (B) Tenant delivers to Landlord evidence that it has a NOI (as defined in the Lease) of at least $8,000,000.00 and that the Tenant has maintained a NAV (as defined in the Lease) of at least $40,000,000.00 during the preceding twenty-four (24) month period, then the New Space Security Deposit shall be reduced to $1,191,492.00.

                  (D) If the New Space Security Deposit has been reduced pursuant to SECTION 3(b)(iv)(C) above, then if, during the first nine (9) years of the Term, there is not a monetary default beyond any applicable notice and grace period under the Lease, as amended by this Agreement, then upon the tenth (10th) anniversary of the New Space Rent Commencement Date, the New Space Security Deposit shall be reduced by $99,291.00; and if, during each succeeding year of the Term, there is not a monetary default beyond any applicable notice and grace period, then upon each succeeding anniversary of the New Space Rent Commencement Date, the New Space Security Deposit shall be reduced by an additional $99,291.00.

                  (E) If the Security Deposit is reduced pursuant to SECTION 3(b)(iv)(D) above, and after the date of any such reduction there is a monetary default beyond any applicable notice and grace period, the New Space Security Deposit required shall be increased to $1,191,492.00 (the amount of the New Space Security Deposit prior to any reduction pursuant to SECTION 3(b)(iv)(C) above) and Tenant shall be required to deliver to Landlord as further security for the performance of Tenant's obligations under this Lease, within ten (10) days notice from Landlord and in accordance with the provisions of SECTION 3(b)(iv)(A) above, the difference between $1,191,492.00 and the then current amount of the New Space Security Deposit.

                  (F) In the event that Tenant is entitled to a reduction in the amount of the New Space Security Deposit under SECTIONS 3(b)(iv)(C) or (D) above, Landlord shall (1) if the New Space Security Deposit was paid in cash, return the amount of such reduction to Tenant by check or (2) if the New Space Security Deposit was given in the form of a letter of credit, exchange the existing New Space Letter of Credit for a letter of credit in the amount of the reduced New Space Security Deposit. If, within thirty
      (30) days after receiving notice from Tenant that Tenant is entitled to a reduction in the New Space Security Deposit, unless Landlord is disputing the same, Landlord does not return the amount of the reduction to Tenant or, if applicable, cooperate with Tenant in obtaining a new letter of credit for the reduced amount of the New Space Security Deposit, then Tenant shall be entitled to interest, at the Interest Rate, on the amount of the reduction of the New Space Security Deposit.

                  (G) If, the New Space Security Deposit has been reduced pursuant to SECTION 3(b)(iv)(C) above, and at any time during the Term, after such reduction,



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      Tenant's NOI falls below $8,000,000.00 and/or Tenant's NAV falls below
      $40,000,000.00, then the New Space Security Deposit required shall be increased to $2,700,000.00 (less any reduction in the New Space Security Deposit pursuant to SECTION 3(b)(iv)(B) above, if applicable) and Tenant shall be required to deliver to Landlord as further security for the performance of Tenant's obligations under the Lease, as amended by this Agreement, within ten (10) days notice from Landlord and in accordance with the provisions of SECTION 3(b)(iv)(A) above, an amount equal to the difference between $2,700,000.00 (less any reduction in the New Space Security Deposit pursuant to SECTION 3(b)(iv)(B) above, if applicable) and the then current amount of the New Space Security Deposit.

                        (v) From and after the New Space Possession Date, Landlord shall supply the New Space with electric service as set forth in
SECTION 2.07 of the Lease and Tenant shall pay for electricity supplied to the New Space at the rate and in the manner provided therein.

                        (vi) From and after the New Space Possession Date, Tenant shall pay the Wage Increase Charge at the rate and in the manner provided in SECTION 2.10(B) of the Lease. The Multiplication Factor with respect to the New Space shall mean the product obtained by multiplying the area of the New Space (which, for the purposes of this Section, the parties have agreed shall be 25,902 rentable square feet, as the same may be increased or decreased pursuant to the express provisions of the Lease and this Agreement) by one (1).

                        (vii) Unless Tenant shall have elected to forego the same pursuant to SECTION 3(b)(viii) below, Landlord agrees to contribute Twenty-Five ($25) Dollars per rentable square foot of the New Space, for a total of $647,550.00, toward the cost of the Tenant's Initial Improvements with respect to the New Space ("LANDLORD'S NEW SPACE CONTRIBUTION"). Landlord shall pay Landlord's New Space Contribution in the manner set forth in SECTION 4.01(e) of the Lease; and SECTION 4.01(f) and (g) of the Lease shall apply to the Landlord's New Space Contribution as well as to the Landlord's Contribution.

                        (viii) During the Election Period (as defined in the Lease) and provided that Tenant provides Landlord with evidence reasonably satisfactory to Landlord that Tenant's Initial Improvements with respect to New Space will cost a minimum of Twenty-Five ($25) Dollars per rentable square foot of the New Space, Tenant shall have the right to elect not to receive Landlord's New Space Contribution and, in lieu thereof, shall receive a reduction in New Space Rent of $3.02 per year per rentable square foot contained in the New Space (i.e., $78,224.04 per year with respect to the New Space). Tenant shall give Landlord such notice prior to the expiration of the Election Period. Time shall be of the essence with respect to the giving of such notice. Tenant may only elect not to receive Landlord's New Space Contribution pursuant to this provision if Tenant also shall elect not to receive Landlord's Contribution pursuant to SECTION 2.02(b) of the Lease.

                        (ix)  Landlord   shall   furnish   Tenant  with  heat,
ventilation and air-conditioning to the New Space during Business Hours on Business Days; if Tenant shall require heat, ventilation or air-conditioning services at any other times, Landlord shall furnish such



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wservice at a rate which is the greater of (x) the actual cost to Landlord of providing the service in question and (y) $150.00 per hour, for a minimum of four (4) hours; provided that if other tenants in Building A also have requested that Landlord provide such overtime service, the cost of such overtime service shall be divided pro rata among all tenants requesting such overtime service. Air-conditioning shall only be available from May 1st through October 15th.

                        (x) Landlord shall deliver to the New Space 65 nominal tons of air conditioning per floor with adequate condenser water (up to 65 nominal tons) from Landlord's cooling towers to serve such air conditioning from May 1st to October 15th on Business Days during Business Hours. Tenant shall have the right to install supplementary or auxiliary air-cooled HVAC equipment to serve the New Space, the specifications and installation of which system shall be subject to Landlord's reasonable approval, which shall include, without limitation, the consideration of the structural impact and the aesthetic impact on Building A of such supplementary or auxiliary air-cooled HVAC equipment; PROVIDED, HOWEVER, that if Landlord has excess condenser water capacity, which shall be determined by Landlord in Landlord's sole discretion, Landlord shall permit Tenant to use such excess capacity in lieu of installing supplementary or auxiliary air-cooled HVAC equipment to serve the New Space. Such excess condenser water shall be provided to Tenant, at Tenant's expense, in an amount equal to Landlord's then established rate for the provision of condenser water, which in no event shall be less than $150.00 per hour, for a minimum of four (4) hours. From May 1st through October 15th, if Tenant requires condenser water from Landlord's cooling towers for more extended hours or on Non-Business Days or on holidays, Landlord will furnish the same, at Tenant's expense, in an amount equal to $150.00 per hour, for a minimum of four (4) hours; provided that if other tenants of Building A also have requested that Landlord provide such overtime service, the cost of such overtime service shall be divided pro rata among all tenants requesting such overtime service.

                        (xi) Landlord, at Landlord's expense, shall perform or cause to be performed the initial work described on EXHIBIT B ("LANDLORD'S NEW SPACE WORK") in accordance with the provisions thereof. On the New Space Possession Date, Tenant shall accept the New Space in its "as is" condition on such date; PROVIDED that Landlord's New Space Work shall be substantially complete in accordance with SECTION 3(b)(i)(C) above. All other improvements which do not constitute Landlord's Initial Work or Landlord's New Space Work shall be performed by Tenant at Tenant's expense in accordance with SECTIONS
4.01 and 4.02 of the Lease.

                        (xii) The representations made by the Landlord in
Section 4.06(d) though (h) of the Lease shall apply to the New Space.

                        (xiii) There shall not be more than 1 subtenant of the New Space and no sublease shall be for less than 5,000 rentable square feet. In all other respects, any assignment or subletting of the New Space shall be subject to the terms and conditions of Article 5 of the Lease.

                        (xiv) Landlord agrees that Tenant shall, subject to the consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), be permitted to install signage of Tenant's design in the elevator lobby of the New Space.



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                        (xv) Section 8.18(b) of the Lease is hereby amended by
deleting the number "5" from the last line thereof and inserting the number "10" in lieu thereof, so that Tenant shall be entitled to a minimum of 10 spaces in the Building directory.

            4. TEMPORARY SPACE. (a) In Section 1.06(a) of the Lease, the reference to "Section 1.08" shall be replaced by "Article 10."

               (b) Notwithstanding anything to the contrary contained in Section 1.03(a) or Section 1.06 of the Lease, Landlord and Tenant hereby agree that Landlord shall have no obligation to provide Tenant with the Second Temporary Space referenced in Section 1.06(b) of the Lease.

            5. TELECOMMUNICATIONS. (a) Tenant shall have the right to install, maintain and operate, at Tenant's sole cost and expense, communications equipment (e.g., a satellite dish or dishes) (the "ROOF EQUIPMENT") in a location on the roof of the Building A, which location shall be determined in Landlord's sole discretion, PROVIDED that in exercising its sole discretion, Landlord shall use commercially reasonable efforts to select a location for the Roof Equipment which does not materially adversely affect the receipt of and/or transmittal of microwave or other similar signals to or from the Roof Equipment. The Roof Equipment shall not exceed a footprint of five (5') feet by five (5') feet and shall weigh no more than twenty (20) pounds. Tenant shall pay to Landlord $1,250.00 per annum for the use of such space on the roof, which charge shall be considered an Additional Charge under the Lease.

               (b) Tenant shall furnish detailed plans and specifications for the Roof Equipment (or any modification thereof) to Landlord for its approval. Tenant's use of the rooftop of the Building shall be a non-exclusive use and Landlord may permit the use of any other portion of the roof to any other person for any use including installation of other communication equipment. Tenant's use of the rooftop shall not impair any other person's data transmission and reception via its respective communication equipment. If Tenant's construction, installation, maintenance, repair, operation or use of the Roof Equipment shall interfere with the rights of Landlord (including, without limitation, Landlord's right to use the remainder of the roof) or of other tenants in the Building, Tenant shall cooperate with Landlord or such other tenants in eliminating such interference. Tenant shall secure and keep in full force and effect, from and after the time Tenant begins construction and installation of the Roof Equipment, such supplementary insurance with respect to the Roof Equipment as Landlord may reasonably require. Tenant shall pay any additional or increased insurance premiums incurred by Landlord with respect to the Roof Equipment.

               (c) In connection with the installation, maintenance and operation of the Roof Equipment, Tenant, at Tenant's sole cost and expense, shall comply with all Laws, including, without limitation, any requirement to install screening surrounding such installations, and shall procure, maintain and pay for all permits required therefor, and Landlord makes no warranties whatsoever as to the permissibility of Roof Equipment under applicable Laws or the suitability of the roof of the Building for the installation thereof. If Landlord's structural engineer deems it advisable that there be structural reinforcement of the roof in connection with the installation of the Roof Equipment Landlord shall perform same at Tenants' cost and expense and Tenant shall not perform any such installation prior to the completion of any such structural reinforcement. The installation of the Roof Equipment shall be subject to the provisions of SECTION 4.02 of the Lease applicable to Alterations. For the purpose of installing, servicing or repairing the Roof Equipment (including, without limitation, running wires from the Original Premises and/or the New Space to the Roof Equipment), Tenant shall have access to the rooftop of the Building at reasonable times upon reasonable notice to Landlord and Landlord shall have the right to require, as a condition to such access, that Tenant (or its employee, contractor or other representative) at all times be accompanied by a representative of Landlord. Unless the electricity consumed by the Roof Equipment is included on Tenant's submeters, Landlord shall reasonably estimate the electricity consumed by the Roof Equipment and Tenant shall pay to Landlord on the first day of each month the amount so determined by Landlord.

               (d) Tenant, at its sole cost and expense, shall promptly repair any and all damage to the rooftop or to any other part of the Building caused by the installation, maintenance, repair, operation or removal of the Roof Equipment. Tenant shall be responsible for all costs and expenses for repairs and maintenance of the roof which result from Tenant's use of the roof for the construction, installation, maintenance, repair, operation and use of the Roof Equipment. All installations made by Tenant on the rooftop or in any other part of the Building pursuant to the provisions of this PARAGRAPH 5 shall be at the sole risk of Tenant, and neither Landlord, nor any agent or employee of Landlord, shall be responsible or liable for any injury or damage to, or arising out of, the Roof Equipment. Tenant's indemnity under SECTION 6.12 of the Lease shall apply with respect to the installation, maintenance, operation, repair, presence or removal of the Roof Equipment.

               (e) Upon the expiration of the Term, the Roof Equipment shall be removed by Tenant at its sole cost and expense, and Tenant shall repair any damage to and restore the rooftop or any other portions of the Building to their condition existing immediately prior to Tenant's installation of the Roof Equipment.

               (f) Notwithstanding anything to the contrary contained in this PARAGRAPH 5, Landlord shall have the right, at Landlord's expense, to relocate the Roof Equipment to another location on the roof of the Building, provided that Landlord does not, except on a temporary basis, materially adversely affect the receipt of and/or transmittal of microwaves or other similar signals, and Tenant shall cooperate in all reasonable respects with Landlord in any such relocation; PROVIDED, that if such relocation is done pursuant to any Law, the cost thereof shall be borne by Tenant.

               (g) The rights granted in this PARAGRAPH 5 are given in connection with, and as part of the rights created under, this Lease and are not separately transferable or assignable but shall inure to and benefit Tenant and its permitted successors and assigns. Tenant shall use the Roof Equipment solely in connection with activities permitted under SECTION 1.05 of the Lease. Tenant shall not sell any services arising out of the use of the Roof Equipment (i) to any other tenant or occupant of the Building (other than subtenants of Tenant) or (ii) to the general public.



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

               (h) If the installation of the Roof Equipment or any act or omission relating thereto should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result of such impairment or limitation.


            6. PASSENGER ELEVATORS. (a) Landlord and Tenant agree that Landlord shall perform such work as is necessary to provide three (3) passenger elevators to the 19th floor. Landlord and Tenant further agree that Tenant shall pay to Landlord, the sum of $300,000.00 ("TENANT'S ELEVATOR CONTRIBUTION") which shall be used by Landlord towards the expenses of providing three (3) passenger elevators to the 19th floor. Such expenses shall include, but shall not be limited to, the cost of the elevators, the cost of the structural work and any fees for the services of architects, engineers or other design professionals related to the extension of the passenger elevator service. Tenant's Elevator Contribution shall be payable in six (6) equal monthly installments of $50,000.00, commencing on June 1, 2000 and on the first day of each calendar month thereafter through and including December 1, 2000. Landlord and Tenant hereby agree that the construction work necessary to extend such passenger elevator service shall be performed pursuant to Landlord's agreements with Republic Elevator Corp., ACC Construction Corp. and Building System Evaluations regarding such construction work.

            (b) If Landlord shall not have delivered the Original Premises to Tenant and Tenant or Landlord shall elect to terminate the Lease in accordance with Section 1.06(e) of the Lease, then Landlord shall pay to Tenant the amount of Tenant's Elevator Contribution plus interest at the rate of nine (9%) percent calculated from September 1, 2000 through the Termination Date set forth in the Termination Notice.

            7. REPAIRS. SECTION 4.05 of the Lease shall be amended to include the following provisions: "(b) Landlord shall maintain, operate and repair the Building in a standard comparable to that of first class multi-tenanted non-institutional office buildings in the Union Square area of Manhattan."

            8. INTERIOR STAIRWAY. Tenant shall have the right to install an interior stairway between the New Space and the 19th Floor of the Original Premises, subject to Landlord's consent which shall not be unreasonably withheld or delayed. The installation of such an interior stairway shall be subject to the requirements of Article 4 of the Lease; PROVIDED, however, that if Tenant has constructed an interior stairway in the Premises, then at least six (6) months prior to the expiration of the Term, Tenant shall by written notice to Landlord request that Landlord advise Tenant, in writing, no later than three
(3) months prior to the expiration of the Term, of whether Landlord will require that Tenant demolish and remove the interior stairway and close and restore all interior stair openings. In the event that Landlord does not so advise Tenant, as aforesaid, Landlord shall be deemed to have required the demolition, removal and restoration of the stair opening. In connection with such work, Tenant shall at its sole cost and expense repair and close the internal slab-cuts between the floors of the Premises, and the replaced slabs shall have a load-bearing capacity not less than the capacity for such space permitted by the certificate of occupancy for Building A, as appropriate. The structural supports shall be fireproofed and shall provide the same above ceiling clearances as are available on the balance of the appropriate floor. If columns need to be installed, such columns shall be lined up with existing columns on contiguous floors of Building A, as appropriate.

            9. CERTIFICATIONS, REPRESENTATIONS AND WARRANTIES. (a) Tenant hereby certifies to Landlord that, as of the date hereof, (i) the Lease is in full force and effect and has not been modified, changed, altered or amended in any respect except pursuant to this First Amendment, (ii) to the best of Tenant's knowledge, there are no defaults existing under the Lease on the part of either Landlord or Tenant, (iii) to the best of Tenant's knowledge, there exist no valid defenses, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants, or conditions of the Lease, and (iv) there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

            (b) Tenant represents and warrants, on behalf of itself and its successors and assigns, that it has not assigned, pledged, mortgaged or encumbered the Lease or sublet the Premises, or any portion thereof, or done or suffered any other action as a result of which the Lease or the Premises, or any portion thereof, might be subject to any lien, encumbrance or right of occupancy.

            (c) Landlord hereby certifies to Tenant that, as of the date hereof,
(i) the Lease is in full force and effect and has not been modified, changed, altered or amended in any respect except pursuant to this First Amendment, (ii) to the best of Landlord's knowledge, there are no defaults existing under the Lease on the part of either Landlord or Tenant and (iii) to the best of Landlord's knowledge, there exist no valid defenses, offsets, credits, deductions in rent or claims against the enforcement of any agreements, terms, covenants or conditions of the Lease.

            10. BROKERS. Each party represents to the other that such party has dealt with no broker other than Insignia/ESG, Inc. (the "BROKER") in connection with this Agreement or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including reasonable attorneys' fees) arising out of any claim for a commission or other compensation by any broker other than the Broker who alleges that it has dealt with the indemnifying party in connection with this Agreement or the Building. Landlord shall be responsible for the commission, if any, due Broker pursuant to a separate agreement with Broker.

            11. NO OTHER CHANGES. Except as expressly set forth in this Agreement, the Lease shall remain unmodified and in full force and effect, and the Lease as modified herein is ratified and confirmed. All references in the Lease to "this Lease" shall hereafter be deemed to refer to the Lease as amended by this Agreement.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment of Lease as of the day and year first above written.

            LANDLORD:               225 FOURTH, LLC

                                    By: Orda Management Corporation

                                       By: s/ Morton F. Silver
                                          -------------------------------
                                          Morton F. Silver


            TENANT:                 ACTV, INC.

                                    By:   s/ Christopher Cline
                                          -------------------------------
                                          Christopher Cline
                                          EVP

                                    EXHIBIT A
                                    ---------

                             FLOOR PLAN OF NEW SPACE

                                    EXHIBIT B
                                    ---------

                            LANDLORD'S NEW SPACE WORK


The following work shall constitute "LANDLORD NEW SPACE WORK":

1. Demolish the premises, subject to Tenant's demolition plan (to be provided to Landlord).

2. Patch and paint, in the paint color to be chosen by Tenant from among the Building standard paint colors, any and all columns affected by demolition of the premises.

3.    Install new windows.

4. Deliver connections to the base building electrical, mechanical, plumbing and Class E sprinkler systems in good working order.

5. Ensure that the elevator call button in the lobby of the New Space complies with the ADA.

6.    Provide to Tenant an ACP-5 for the New Space.

7. Provide space in the existing fire-rated chase located in Stairway "C" at the southeast corner of Building A, which space shall be suitable for installation of Tenant's data, fiber and communication risers, from the basement to the 19th floor. Tenant shall be permitted to run its risers from the telephone closet in the basement to said chase. Such space in said chase shall be, at least, approximately 12" by 12", stacked vertically through Building A, and Landlord shall permit Tenant to install conduit within said chase. Reasonable access to said chase shall be provided on each intermediate floor for the purpose of cable installation and maintenance.




                                      -2-